UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway

Suite 901E

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 13, 2024, KalVista Pharmaceuticals, Inc. (“the Company”) issued a corporate presentation slide deck with information including clinical data from the Company’s Phase 3 KONFIDENT clinical trial (the “KONFIDENT trial”).

Additionally, on February 13, 2024, the Company issued a press release announcing clinical data from the KONFIDENT trial.

A copy of the corporate presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 13, 2024, the Company announced clinical data from the KONFIDENT trial. Program updates and updated data are summarized as follows:

The KONFIDENT trial met all primary and key secondary endpoints and demonstrated a favorable safety profile. Hereditary Angioedema (“HAE”) attacks treated with both 300 mg and 600 mg of sebetralstat achieved the primary endpoint of beginning of symptom relief significantly faster than placebo (p<0.0001 for 300 mg, p=0.0013 for 600 mg). The median time to beginning of symptom relief was 1.61 hours with sebetralstat 300 mg (CI 1.28, 2.27), 1.79 hours with sebetralstat 600 mg (CI 1.33, 2.27) and 6.72 hours with placebo (CI 2.33, >12).

Consistent with previous trials, sebetralstat was well-tolerated, with a safety profile similar to placebo. The KONFIDENT trial had no patient withdrawals due to any adverse event and no treatment-related serious adverse events.

Primary and key secondary endpoints were analyzed in a fixed, hierarchical sequence and adjusted for multiplicity. Key secondary endpoints showed:

•

HAE attacks treated with sebetralstat 300 mg or 600 mg achieved a significantly faster time to a reduction in attack severity from baseline, compared to placebo (p=0.0036 for 300 mg and p=0.0032 for 600 mg)

•	HAE attacks treated with sebetralstat 300 mg or 600 mg demonstrated a significantly faster time to complete attack resolution, compared to placebo (p=0.0022 for 300 mg and p<0.0001 for 600 mg)

The Company plans to present Phase 3 data for the KONFIDENT trial at the annual meeting of the American Academy of Allergy Asthma and Immunology on February 25, 2024.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Corporate Presentation

99.2	Press Release, dated February 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements we make regarding our business plans and objectives, timing and success of our planned nonclinical and clinical development activities, timing and results of nonclinical studies and clinical trials, efficacy and safety profiles of our product candidates, any expectations about safety, efficacy of sebetralstat and our ability to obtain regulatory approvals for sebetralstat and other candidates in development, the ability of sebetralstat to treat hereditary angioedema (HAE), the potential therapeutic benefits and economic value of our product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, our ability to protect intellectual property and the impact of global business or macroeconomic conditions, including as a result of inflation, rising interest rates, instability in the global banking system, and geopolitical conflicts, including the conflicts in Ukraine and the Middle East, on our business and operations . Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended April 30, 2023, filed with the SEC on July 10, 2023, and other reports as filed with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
President, Chief Business Officer and Chief Financial Officer

Date: February 13, 2024